UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

October 9, 2015(October 5, 2015)

Date of Report (Date of earliest event reported)

Sonic Foundry, Inc.

(Exact name of registrant as specified in its charter)

Maryland	000-30407	39-1783372
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

222 W. Washington Ave Madison, WI 53703		(608) 443-1600
(Address of principal executive offices)		(Registrant’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

Sonic Foundry, Inc. (the “Company”) and its wholly-owned subsidiary, Sonic Foundry Media Systems, Inc. (“SFMS”) entered into a Sixth Amendment to Second Amended and Restated Loan and Security Agreement (the “Sixth Amendment”) with Silicon Valley Bank (“Silicon Valley”) on October 5, 2015. Under the Sixth Amendment: (i) the Liquidity covenant was modified to require minimum Liquidity (as defined) with respect to the Company only, on a monthly basis, of at least 1.5:1.0 at the last day of each month, replacing the previous Liquidity requirement of 1.35:1.0 for each month-end that is not the last day of a fiscal quarter, and 1.5:1.0 for each month-end that is the last day of a fiscal quarter, and (ii) the Minimum Debt Service covenant was replaced with a requirement to maintain, commencing September 30, 2015, a Minimum EBITDA, as defined, on a trailing six month period, of at least $1.00 plus the net change in Deferred Revenue, as defined, with such covenant measured as of the last day of each fiscal quarter.

The Company also entered into a Modification No. 1 to the Loan and Security Agreement (“Modification No. 1”) with Partners for Growth IV, L.P., which sets forth the same financial covenant modifications as set forth above.

A copy of the both the Sixth Amendment and Modification No. 1 are attached as Exhibits 10.1 and 10.2, respectively, to this Current Report on Form 8-K and is incorporated herein by reference. The summary above is qualified by reference to the entire document.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

10.1	Sixth Amendment to the Second Amended and Restated Loan and Security Agreement entered into as of October 5, 2015 among registrant, SFMS and Silicon Valley Bank.

10.2	Modification No. 1 to the Loan and Security Agreement entered into as of October 5, 2015 among registrant and Partners for Growth IV. L.P.

EXHIBIT LIST

NUMBER	DESCRIPTION

10.1	Sixth Amendment to the Second Amended and Restated Loan and Security Agreement entered into as of October 5, 2015 among registrant, SFMS and Silicon Valley Bank.

10.2	Modification No. 1 to the Loan and Security Agreement entered into as of October 5, 2015 among registrant and Partners for Growth IV. L.P.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Sonic Foundry, Inc.
(Registrant)

October 9, 2015	By:	/s/ Kenneth A. Minor
Kenneth A. Minor
Chief Financial Officer